Exhibit 4.1

THE SECURITIES EVIDENCED BY THIS WARRANT CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE SOLD, TRANSFERRED, OR ASSIGNED, UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT COVERING SUCH SECURITIES, OR THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE SECURITIES ACT OR PURSUANT TO AN EXEMPTION UNDER THE SECURITIES ACT.

Warrant Stock: ___________	Date: ____________ (the “Date”)

WARRANT

TO PURCHASE CLASS B COMMON STOCK

OF

RMR INDUSTRIALS, INC.

1.      Issuance of Warrant. FOR VALUE RECEIVED, on and after the date of issuance of this Warrant, and subject to the terms and conditions herein set forth, ______ (“Holder”) is entitled to purchase from RMR Industrials, Inc., a Nevada corporation (the “Company”), at any time during the Exercise Period (as defined below), at a price per share equal to the Warrant Price (as defined below and subject to adjustment as described below), the Warrant Stock (as defined below and subject to adjustment as described below) upon exercise of this warrant (this “Warrant”) pursuant to Section 6 hereof. This Warrant is being issued pursuant to the terms of the Subscription Agreement, dated as of even date herewith by and between the Company and the Holder (the “Agreement”). Capitalized terms not otherwise defined herein shall have the meanings given to them in the Agreement.

2.      Definitions. As used in this Warrant, the following terms have the definitions ascribed to them below:

(a)    “Common Stock” means the Class B Common Stock, $0.001 par value, of the Company.

(b)   “Exercise Period” means the period commencing on the Date and ending at 5:00 p.m. Pacific Standard Time on the Termination Date (as defined below); provided, however, the Exercise Period shall end and this Warrant shall no longer be exercisable and shall become null and void (except the right to receive the securities and property to which the Holder is entitled by virtue of exercising or converting this Warrant in connection with any Termination Event) upon consummation of any of the following (each, a “Termination Event”): (i) the lease of all or substantially all of the assets of the Company or the exclusive license of all or substantially all of the Company’s intellectual property to a third party, (ii) the acquisition of the Company by another entity by means of any transaction or series of related transactions (including without limitation, any reorganization, merger or consolidation, but excluding any merger or conversion effected exclusively for the purpose of changing the domicile of the Company), (iii) the sale, conveyance or disposal of all or substantially all of the assets of the Company, unless the Company’s shareholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the Company’s acquisition or sale or otherwise) hold at least fifty percent (50%) of the voting power of the surviving or acquiring entity, or (iv) upon redemption by the Company under Section 7 of this Warrant. Notwithstanding anything to the contrary herein, this Warrant shall continue in full force and effect until the Termination Date unless (y) no less than thirty (30) days prior to any Termination Event, the Company shall have given the Holder notice of such Termination Event, which notice shall include a reasonably detailed description of the terms of such Termination Event, and (z) the Company shall have given the Holder a reasonable opportunity to exercise or convert this Warrant.

(c)    “Termination Date” means five (5) years from the Date.

(d)   “Warrant Price” means a price per Warrant Stock equal to $12.50, subject to adjustment hereunder.

(e)    “Warrant Stock” means the shares of Common Stock purchasable upon exercise of this Warrant.

3.      Adjustments and Notices. The Warrant Price and the number of shares of Warrant Stock shall be subject to adjustment from time to time in accordance with this Section 3.

(a)    Adjustments to Warrant Stock. When any adjustment is required to be made to the Warrant Price, the number of shares of Warrant Stock purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Warrant Price in effect immediately prior to such adjustment, by (ii) the Warrant Price in effect immediately after such adjustment.

(b)   Reclassification, Exchange, Substitution, In-Kind Distribution. Upon any reclassifications, exchange, substitution or other event that results in a change of the number and/or class of the securities issuable upon exercise of this Warrant or upon the payment of a dividend in securities or property other than shares of Common Stock, the Holder shall be entitled to receive, upon exercise of this Warrant, the number and kind of securities and property that Holder would have received if this Warrant had been exercised or converted immediately before the record date for such reclassification, exchange, substitution, or other event or immediately prior to the record date for such dividend. The Company or its successor shall promptly issue to Holder a new warrant for such new securities or other property. The new warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The provisions of this Section 3(b) shall similarly apply to successive reclassifications, exchanges, substitutions, or other events and successive dividends.

(c)    Certificate of Adjustment. In each case of an adjustment or readjustment of the Warrant Price, the Company, at its own expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate executed by the Company’s Chief Financial Officer showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to the Holder.

(d)   No Impairment. The Company shall not, by amendment of its Articles of Incorporation or through a reorganization, transfer of assets, consolidation, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out all of the provisions of this Section 3 and in taking all such action as may be necessary or appropriate to protect the Holder’s rights under this Section 3 against impairment.

(e)    Fractional Shares. No fractional shares shall be issuable upon exercise or conversion of the Warrant and the number of shares to be issued shall be rounded to the nearest whole share. If a fractional share interest arises upon any exercise or conversion of the Warrant, the Company shall eliminate such fractional share interest by paying the Holder an amount computed by multiplying the fractional interest by the fair market value of a full share.

4.      Reservation of Stock. On and after the Date, the Company shall reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Warrant Stock upon the exercise or conversion of this Warrant. Issuance of this Warrant shall constitute full authority to the Company’s officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Warrant Stock issuable upon the exercise or conversion of this Warrant.

5.      Exercise of Warrant.

(a)    This Warrant may be exercised as a whole or part by the Holder, at any time after the date hereof prior to the termination of this Warrant, by the surrender of this Warrant, together with the Notice of Exercise and Investment Representation Statement in the forms attached hereto as Attachments 1 and 2, respectively, duly completed and delivered to the principal office of the Company, specifying the portion of the Warrant to be exercised and accompanied by payment in full of the Warrant Price in cash or by check with respect to the shares of Warrant Stock being purchased. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Warrant Stock issuable upon such exercise shall be treated for all purposes as the holder of such shares of record as of the close of business on such date. As promptly as practicable after such date, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of full shares of Warrant Stock issuable upon such exercise. If this Warrant shall be exercised for less than the total number of shares of Warrant Stock then issuable upon exercise, promptly after surrender of this Warrant upon such exercise, the Company will execute and deliver a new warrant, dated the date hereof, evidencing the right of the Holder to the balance of this Warrant Stock purchasable hereunder upon the same terms and conditions set forth herein.

(b)   Notwithstanding anything to the contrary contained in this Warrant, this Warrant shall not be exercisable by the Holder hereof to the extent (but only to the extent) necessary to ensure that, following such exercise, the total number of shares of Common Stock then beneficially owned by Holder and its affiliates and any other persons whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act, does not exceed 4.999% of the total number of issued and outstanding shares of Company Common Stock. For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, Holder may waive such limitation on exercise contained in this Section 5(b) or increase or decrease such limitation percentage to any other percentage as specified in a written notice to the Company no less than sixty (60) days from the effective date of such increase or decrease.

(c)    If at any time after the six (6) month anniversary of the Date, there is no effective Registration Statement registering, or no current prospectus available for, the resale of the Warrant Stock by the Holder, then this Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Stock equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) = the volume weighted average price (“VWAP”) on the business day immediately preceding the date on which Holder elects to exercise this Warrant by means of a “cashless exercise,” as set forth in the applicable Notice of Exercise;

(B) = the Warrant Price of this Warrant, as adjusted hereunder; and

(X) = the number of Warrant Stock that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

Notwithstanding anything herein to the contrary, on the Termination Date, this Warrant shall be automatically exercised via cashless exercise pursuant to this Section 5(c).

6.      Transfer of Warrant. Notwithstanding anything to the contrary herein, subject to applicable securities laws, this Warrant may be transferred or assigned in whole or in part by the Holder, and the Company shall permit such transfer or assignment to an affiliate of the Holder.

7.      Redemption

(a)    Warrants may be redeemed, at the option of the Company, at any time after they become exercisable and prior to the Termination Date, upon the notice referred to in Section 7(b) at the price of $0.01 per Warrant (the “Redemption Price”), provided, however, that (a) (i) the last reported sales price of the Common Stock is equal to or greater than 125% of the then applicable Warrant Price on the third business day prior to the notice of redemption to the Holder, and (ii) the Common Stock is quoted on or listed for trading on either The New York Stock Exchange, The Nasdaq Global Market, The NASDAQ Capital Market, The Nasdaq Global Select Market or the NYSE MKT, or (b) the last reported sales price of the Common Stock has been equal to or greater than 125% of the then applicable Warrant Price for each trading day in the 20-trading-day period ending on the third business day prior to the notice of redemption to the Holder, and in each case, there is an effective registration statement covering the Warrant Stock current and available.

(b)   In the event the Company shall elect to redeem the Warrant, the Company shall fix a date for the redemption. Notice of redemption shall be mailed by first class mail, postage prepaid, by the Company not less than 30 days prior to the date fixed for redemption to the Holder at their last addresses as they shall appear on the registration books. Any notice mailed in the manner herein provided shall be conclusively presumed to have been duly given on the date sent whether or not the Holder received such notice.

(c)    The Warrant may be exercised for cash in accordance with Section 5 of this Warrant at any time after notice of redemption shall have been given by the Company and prior to the time and date fixed for redemption. On and after the redemption date, the record holder of the Warrant shall have no further rights except to receive the Redemption Price upon surrender of the Warrant.

(d)   The Company understands that the redemption rights provided for by this Section 7 apply only to outstanding Warrants. To the extent a person holds rights to purchase Warrant, such purchase rights shall not be extinguished by redemption. However, once such purchase rights are exercised, the Company may redeem the Warrant issued upon such exercise provided that the criteria for redemption is met, including the opportunity of the holders to exercise prior to redemption pursuant to Section 7.

8.      Termination. This Warrant shall terminate at 5:00 p.m. Pacific Standard Time on the Termination Date, subject to earlier termination as set forth in Section 2(c) hereof.

9.      Miscellaneous. This Warrant shall be governed by the laws of the State of Nevada, as such laws are applied to contracts to be entered into and performed entirely in Nevada. In the event of any dispute among the Holder and the Company arising out of the terms of this Warrant, the parties hereby consent to the exclusive jurisdiction of the federal and state courts located in the State of Nevada for resolution of such dispute, and agree not to contest such exclusive jurisdiction or seek to transfer any action relating to such dispute to any other jurisdiction. The headings in this Warrant are for purposes of convenience and reference only, and shall not be deemed to constitute a part hereof. Neither this Warrant nor any term hereof may be changed or waived orally, but only by an instrument in writing signed by the Company and the Holder of this Warrant.

RMR Industrials, Inc.
By:
Name: Gregory M. Dangler
Title: President

ATTACHMENT 1

NOTICE OF EXERCISE

To:	RMR INDUSTRIALS, Inc.

(1)   The undersigned hereby elects to purchase ________ Warrant Stock of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2)   Payment shall take the form of (check applicable box):

[ ] in lawful money of the United States; or

[ ] [if permitted the cancellation of such number of Warrant Stock as is necessary, in accordance with the formula set forth in Section 5(c), to exercise this Warrant with respect to the maximum number of Warrant Stock purchasable pursuant to the cashless exercise procedure set forth in Section 5(c).

(3)   Please issue said Warrant Stock in the name of the undersigned or in such other name as is specified below:

_______________________________

The Warrant Stock shall be delivered to the following DWAC Account Number:

_______________________________

_______________________________

_______________________________

[SIGNATURE OF HOLDER]

Name of Investing Entity:

Signature of Authorized Signatory of Investing Entity:

Name of Authorized Signatory:

Title of Authorized Signatory:

Date:

ATTACHMENT 2

INVESTMENT REPRESENTATION STATEMENT

Shares of Common Stock of RMR Industrials, Inc., a Nevada corporation (the “Company”)

In connection with the purchase of the above-listed securities, the undersigned hereby represents to the Company as follows:

(a)                The securities to be received upon the exercise of the Warrant (the “Securities”) will be acquired for investment for its own account, not as a nominee or agent, and not with a view to the sale or distribution, within the meaning of the Securities Act of 1933, as amended (the “Securities Act”) of any part thereof, and the undersigned has no present intention of selling, granting participation in or otherwise distributing the same, other than to its affiliates, but subject, nevertheless, to any requirement of law that the disposition of its property shall at all times be within its control. By executing this statement, the undersigned further represents that it does not, other than in connection with transfers to its affiliates, have any contract, undertaking, agreement or arrangement with any person to sell, transfer, or grant participations to such person or to any third person, with respect to any Securities issuable upon exercise of the Warrant.

(b)               The undersigned understands that the Securities issuable upon exercise of the Warrant at the time of issuance may not be registered under the Securities Act and applicable state securities laws, on the ground that the issuance of such securities is exempt pursuant to Section 4(2) of the Securities Act and state law exemptions relating to offers and sales not by means of a public offering, and that the Company’s reliance on such exemptions is predicated on the undersigned’s representations set forth herein.

(c)                The undersigned agrees that in no event will it make a disposition of any Securities acquired upon the exercise of the Warrant unless and until the undersigned provides, at the Company’s request, an opinion of counsel reasonably satisfactory to the Company that such transfer does not require registration under the Securities Act and the securities laws applicable with respect to any other applicable jurisdiction. Notwithstanding the foregoing, no opinion of counsel shall be necessary and such transfer or assignment by the undersigned shall be permitted (a) if such transfer or assignment is to an affiliate of the undersigned or (b) if the Company becomes the subject of foreign ownership, control or influence and such transfer or assignment is to a charitable organization.

(d)               The undersigned acknowledges that an investment in the Company is highly speculative and represents that it is able to fend for itself in the transactions contemplated by this statement, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investments, and has the ability to bear the economic risks (including the risk of a total loss) of its investment. The undersigned represents that it has had the opportunity to ask questions of the Company concerning the Company’s business and assets and to obtain any additional information which it considered necessary to verify the accuracy of or to amplify the Company’s disclosures, and has had all questions which have been asked by it satisfactorily answered by the Company

(e)                The undersigned acknowledges that the Securities issuable upon exercise or conversion of the Warrant must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. The undersigned is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than six months after a party has purchased and paid for the security to be sold from the Company or any affiliate of the Company, the sale being through a “broker’s transaction” or in transactions directly with a “market maker” (as provided by Rule 144(f)) and the number of shares being sold during any three month period not exceeding specified limitations.

Dated:________________________

(Typed or Printed Name)

(Signature)

(Title)